Exhibit 99.2

September 19, 2013 Veeco To Acquire Synos Technology FAST-ALD™ for Flexible OLED Displays

Safe Harbor To the extent that this presentation discusses expectations or otherwise makes statements about the future, such statements are forward-looking and are subject to a number of risks and uncertainties that could cause actual results to differ materially from the statements made. These items include the risk factors discussed in the Business Description and Management's Discussion and Analysis sections of Veeco's Annual Report on Form 10-K for the year ended December 31, 2011 and subsequent Quarterly Reports on Form 10-Q and current reports on Form 8-K. Veeco does not undertake any obligation to update any forward-looking statements to reflect future events or circumstances after the date of such statements, the expected completion of the acquisition and the time frame in which this will occur, the expected benefits to Veeco from completing the acquisition and the expected financial performance of Veeco following completion of the acquisition. Statements regarding future events are based on the parties' current expectations and are necessarily subject to associated risks related to, among other things, or that other conditions to the closing of the transaction may not be satisfied, the potential impact on the business of Synos due to the uncertainty about the acquisition, the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement, the retention of employees of Synos and the ability of Veeco to successfully integrate Synos’ market opportunities, technology, personnel and operations and to achieve expected benefits.

Veeco To Acquire Synos Technology John Peeler, CEO

Veeco to Acquire Synos Technology

1 Jump-Start into Fast Growing Flexible OLED Market

Aligned with biggest near-term OLED opportunity – **Mobile Display** – forecasted to be $5.5B by 2020*

2 FAST-ALD™ Enables Cost Effective Production of Flexible Mobile Displays

Revolutionary low-temperature, high-throughput ALD for encapsulation solves a critical barrier to OLED adoption

3 1 + 1 = 3: Combination will Accelerate Growth

Complementary technology right in our wheelhouse. Veeco resources to maximize mobile display ramp and adjacent market opportunities

*IHS 2013 Flexible OLED Report

Veeco

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Copyright ©2013 Veeco Instruments Inc.

Ramping production shipments for mobile OLED Pilot production tool shipped Early Stage Company With Big Growth Potential 2010 2011 2012 2014-16 2009 2008 Established in 2008 by top semiconductor technologists Employees in California and Korea 50 Key Patents Issued and Pending in ALD Reactor Technology and Process 45 Aligned with Top Display Customer Synos Technology has pioneered a new generation of ALD: Fast deposition Low temperature Large area format Inflection Point for Flexible OLED Production Manufacturing Ramp First R&D tool shipped Prototype system installed

Jump Start into Fast Growing Flexible OLED Market 1

Mobile OLED Display Technology Transition Rigid Unbreakable Curved Bendable Foldable New Flexible Products Expected in 2014

$ in Billions Mobile Displays: Largest Near-Term OLED Market OLED industry revenues forecasted to exceed $35B by 2020 Flexible being adopted for mobile phones and two years from now for tabletsTVs and Lighting also an opportunity *Display Search Dec 2012 report “The next WOW FACTOR in mobile will come from Flexible Displays”* Display Search

OR Flexible OLED is a Big Needle Mover for Mobile With Plastic OLED Rigid OLED Display Weight: 130g Thickness: 7.9mm Battery: 2,600mAh Weight: 111.7g Thickness: 7.1mm Battery: 2,600mAh Weight: over 130g Thickness: 7.9mm Battery: 3,100mAh Source: IHS Electronics & Media, Mobile & Emerging Display Report

Huge Growth Wave as Flexible Displays Penetrate Mobile Source: IHS iSuppli research, March 2013, Veeco estimates Mobile Flexible OLED Sales Expected to Surge to $5.5B by 2020 ~14% of smartphones will be flexible by 2016 OLED Mobile Handsets Smartphone Flexible OLED Units

Veeco To Acquire Synos Technology Bill Miller, Ph.D., Executive Vice President

2 Fast Array Scanning ALD Technology Enables Cost Effective Production of Flexible Mobile Displays

1+1 = 3: Combination will Accelerate Growth 3

Joining Veeco will Accelerate Synos’ Growth Large Capital Equipment Company Resources Talent and Infrastructure Scale-Up Customer Connectivity Global Supply Chain and Quality Management Production Ramp Expertise Go-To-Market Experience in Multiple Adjacencies

Significant Near Term Growth Engine; Opportunity for Multi-Year Homerun $1B+ Multi-Year Opportunity $200M+ Annual Shipments by 2015 Synos’ Near-Term OLED Opportunity >$400M Broad Applications for FAST-ALD in Adjacent Markets Semiconductor, Solar, Batteries and Other OLED TV and Lighting Synos at Production Ramp Inflection Point

Veeco To Acquire Synos Technology Dave Glass, Chief Financial Officer

Financial Implications of the Transaction P&L Currently anticipate new orders to begin in Q4’13/Q1’14 2014 Shipments could approach $80M; ~½ revenue deferred until 2015 Accretive in Q4’14; slightly dilutive for full year Gross margins >40% as business ramps Measured buy-in to high growth company: $70M at close Performance-based payments could bring total cash purchase price to $185M Will use cash through mid-2014 to invest in working capital Cash Synos is Solidly Accretive to Veeco in 2015

Our R&D is Best-in-Class Veeco’s exceptional R&D organization delivers systems that enable the future Our Technology supports energy savings, mobility, higher performance devices and network storage We Make Thin Film Process Equipment Growing, depositing, etching and processing thin films is our core competency Synos Extends Our Leadership into High-Growth OLED Market High Growth Market Focus Our equipment enables the manufacture of: LEDs Power devices MEMS OLED Market-Leading Positions in: MOCVD & MBE IBE/IBD/PVD ALD

Great Fit for our “Three Mega Trend” Strategy Energy Efficiency Personal Mobility Emerging Applications & Technologies LED Lighting (MOCVD) Wireless Chips (MBE) Semiconductor Research (MBE) Hard Disk Drives (Data Storage) Optical Coatings (Data Storage) Build on Existing Leadership Advancing Thin Film Technologies ALD for OLED Mobile Displays FUTURE: ALD for OLED TV Displays EUV Mask Blanks Establish a Strong Position in New Markets MEMS Power Devices FUTURE: ALD for OLED Lighting, Solar, Batteries NOW:

Synos Puts Veeco on the Fast Track in OLED Jump-Start into Fast Growing Flexible OLED Market FAST-ALD Enables Cost Effective Production of Flexible Mobile Displays Combination will Accelerate Growth 1 3 2

Veeco To Acquire Synos Technology Q&A Session

Veeco To Acquire Synos Technology FAST-ALD™ for Flexible OLED Displays